                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ____________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

         A NATIONAL BANKING ASSOCIATION                             36-0899825
                                                                    (I.R.S. EMPLOYER
                                                                    IDENTIFICATION NUMBER)

         ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                60670-0126
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS 60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         _____________________________

                           COOPER CAMERON CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                                   76-0451843
         (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


         515 POST OAK BOULEVARD, SUITE 1200
         HOUSTON, TEXAS                                             77027
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (A)    NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B)    WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         -------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.

          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 29th day of April, 1998.


                 THE FIRST NATIONAL BANK OF CHICAGO,
                 TRUSTEE

                 By  /s/ John R. Prendiville
                     John R. Prendiville
                     Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                  April 29, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

               In connection with the qualification of an indenture between Cooper Cameron Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                       Very truly yours,

                       THE FIRST NATIONAL BANK OF CHICAGO

                       By  /s/ John R. Prendiville
                           John R. Prendiville
                           Vice President

                                   EXHIBIT 7

Legal Title of Bank:              The First National Bank of Chicago     Call Date: 12/31/97  ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0303                                       Page RC-1
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                             DOLLAR AMOUNTS IN                       C400
                                                                                                ------------
                                                                  THOUSANDS                    RCFD     BIL MIL THOU
                                                   ------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)                                    0081     4,267,336      1.a.
    b. Interest-bearing balances(2)                                                             0071     6,893,837      1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                                1754             0      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)............                 1773     5,691,722      2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                      1350     6,339,940      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)                                                           RCFD 2122 25,202,984                                4.a.
    b. LESS: Allowance for loan and lease losses                    RCFD 3123    419,121                                4.b.
    c. LESS: Allocated transfer risk reserve                        RCFD 3128          0                                4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                                     2125     24,783,863     4.d.
5.  Trading assets (from Schedule RD-D)                                                         3545      6,703,332     5.
6.  Premises and fixed assets (including capitalized leases)                                    2145        743,426     6.
7.  Other real estate owned (from Schedule RC-M)                                                2150          7,727     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                              2130        134,959     8.
9.  Customers' liability to this bank on acceptances outstanding                                2155        644,340     9.
10.      Intangible assets (from Schedule RC-M)                                                 2143        268,501     10.
11.      Other assets (from Schedule RC-F)                                                      2160      2,004,432     11.
12.      Total assets (sum of items 1 through 11)                                               2170     58,483,415     12.

_____________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:              The First National Bank of Chicago         Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0303                                                      Page RC-2
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8
                                  ---------

SCHEDULE RC-CONTINUED

                                                                    DOLLAR AMOUNTS IN
                                                                        Thousands                     BIL MIL THOU
------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.      Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)                                                              RCON2200     21,756,846       13.a
       (1) Noninterest-bearing(1)                                   RCON 6631  9,197,227                                      13.a.1
       (2) Interest-bearing                                         RCON 6636    559,619                                      13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)                                                       RCFN 2200    14,811,410       13.b.
       (1) Noninterest bearing                                      RCFN 6631    332,801                                      13.b.1
       (2) Interest-bearing                                         RCFN 6636 14,478,609                                      13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                              RCFD 2800     4,535,422       14
15.      a. Demand notes issued to the U.S. Treasury                                            RCON 2840        43,763       15.a
    b. Trading Liabilities(from Schedule RC-D)......................                          RCFD 3548       6,523,239       15.b
16.      Other borrowed money:
    a. With a remaining  maturity of one year or less                                           RCFD 2332     1,360,165       16.a
    b. With a remaining  maturity of than one year through three years                               A547       576,492       16.b.
    c.  With a remaining maturity of more than three years..........                                 A548       703,981       16.c
17.      Not applicable
18.      Bank's liability on acceptance executed and outstanding                                RCFD 2920       644,341       18
19.      Subordinated notes and debentures (2)                                                  RCFD 3200     1,700,000       19
20.      Other liabilities (from Schedule RC-G)                                                 RCFD 2930     1,322,077       20
21.      Total liabilities (sum of items 13 through 20)                                         RCFD 2948    53,987,736       21
22.      Not applicable
EQUITY CAPITAL
23.      Perpetual preferred stock and related surplus                                          RCFD 3838             0       23
24.      Common stock                                                                           RCFD 3230       200,858       24
25.      Surplus (exclude all surplus related to preferred stock)                               RCFD 3839     2,999,001       25
26. a. Undivided profits and capital reserves                                                   RCFD 3632     1,273,239       26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                                               RCFD 8434        24,096       26.b.
27.      Cumulative foreign currency translation adjustments                                    RCFD 3284        (1,515)      27
28.      Total equity capital (sum of items 23 through 27)                                      RCFD 3210     4,495,679       28
29.      Total liabilities and equity capital (sum of items 21 and 28)                          RCFD 3300    58,483,415       29

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for
    the bank by independent external                                                             Number
    auditors as of any date during 1996...........................RCFD 6724.....................N/A                           M.1
1 = Independent audit of the bank conducted in accordance      4. = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified       external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank       authority)
2 = Independent audit of the bank's parent holding company     5 =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing        auditors
    standards by a certified public accounting firm which      6 =  Compilation of the bank's financial statments by external
    submits a report on the consolidated holding company            auditors
    (but not on the bank separately)                           7 =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in            8 =  No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

--------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.